
<ARTICLE>          5
<LEGEND>           THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION
                   EXTRACTED FROM FINANCIAL STATEMENTS FOR SIX-MONTHS
                   ENDED JUNE 30, 1997 AND IS QUALIFIED IN ITS
                   ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS
</LEGEND>
<RESTATED>
<MULTIPLIER>       1,000,000

<PERIOD-TYPE>                         6-MOS
<FISCAL-YEAR-END>               DEC-31-1997
<PERIOD-END>                    JUN-30-1997
<CASH>                                  171
<SECURITIES>                            386
<RECEIVABLES>                         3,195 <F1>
<ALLOWANCES>                              0 <F1><F2>
<INVENTORY>                           2,526
<CURRENT-ASSETS>                      9,819
<PP&E>                                9,110
<DEPRECIATION>                        5,324
<TOTAL-ASSETS>                       20,197
<CURRENT-LIABILITIES>                 6,498
<BONDS>                               6,267
<PREFERRED-MANDATORY>                     0 <F2>
<PREFERRED>                               0 <F2>
<COMMON>                                407
<OTHER-SE>                            4,109
<TOTAL-LIABILITY-AND-EQUITY>         20,197
<SALES>                               8,748
<TOTAL-REVENUES>                      9,132
<CGS>                                 6,431
<TOTAL-COSTS>                         7,892
<OTHER-EXPENSES>                        (85)
<LOSS-PROVISION>                          0 <F2>
<INTEREST-EXPENSE>                      110
<INCOME-PRETAX>                       1,215
<INCOME-TAX>                            413
<INCOME-CONTINUING>                     829
<DISCONTINUED>                            0 <F2>
<EXTRAORDINARY>                           0 <F2>
<CHANGES>                                 0 <F2>
<NET-INCOME>                            829
<EPS-PRIMARY>                         $2.19 <F3>
<EPS-DILUTED>                         $2.16 <F3>


<F1> Notes and accounts receivable - trade are reported net of allowances for doubtful accounts in the Statement of Financial Position.

<F2> Amounts inapplicable or not disclosed as a separate line on the
     Statement of Financial Position or Results of Operations are reported as 0 herein.

<F3> On June 11, 1997 the company announced a two-for-one stock split in the form of a 100 percent stock dividend. The stock dividend was paid on July 11, 1997 to shareholders of record on June 23, 1997. All per share information shown herein reflects the split. Financial Data Schedules prior to Year-End 1995 have not been restated to reflect the split.


